[LETTERHEAD OF FRIED, FRANK]


                                                 February 19, 1998


Cowles Media Company
329 Portland Avenue
Minneapolis, MN 55415

Ladies and Gentlemen:

         We are acting as counsel to Cowles Media Company ("Cowles") in connection with the merger of a newly-formed subsidiary of MNI Newco, Inc. ("New McClatchy") with and into Cowles, with Cowles being the surviving corporation (the "Cowles Merger"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 13, 1997, between McClatchy Newspapers, Inc. ("McClatchy") and Cowles as amended and restated as of February 13, 1998 (the "Reorganization Agreement").

         New McClatchy has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock of New McClatchy to be issued to the Cowles shareholders in the Cowles Merger in exchange for their common stock in Cowles (the "Cowles Common Stock"). In addition, McClatchy and Cowles have prepared, and we have reviewed, a Joint Proxy Statement/Prospectus, dated February 19,
1998, which is contained in and made a part of the Registration Statement (the "Proxy/Prospectus"), and the Appendices thereto including the Reorganization Agreement. In rendering the opinion set forth below, we have relied upon the facts stated in the Proxy/Prospectus and upon such other documents as we have deemed appropriate, including the representations of McClatchy and Cowles, and the assumptions, referred to in the Proxy/Prospectus.

         Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy/Prospectus under the caption "The Reorganization--Federal Income Tax Matters" (the "Tax Section") reflects our opinion regarding the federal income tax consequences of the Cowles Merger to the holders of the outstanding Cowles Common Stock, subject to the qualifications, assumptions, and limitations set forth therein. No opinion is expressed on any matters other than those specifically referred to herein.


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Cowles Media Company
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         The opinion expressed herein is solely for the benefit of Cowles and the holders of outstanding shares of the Cowles Common Stock and may not be relied upon in any manner or for any purpose by any other person or entity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Tax Section. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,



                                   /s/ Fried, Frank, Harris, Shriver & Jacobson

                                   Fried, Frank, Harris, Shriver & Jacobson